UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Items.

On November 3, 2010 the Company issued a press release that it has been awarded $244,000 under the IRS Qualifying Therapeutic Discovery Project (QTDP) program, which was created by Congress as part of the Patient Protection and Affordable Care Act of 2010. The Company will use the grant, which will be paid over the next 12 months, to advance the development of its lead program, OHR/AVR 118 for the treatment of cancer cachexia, currently being investigated in a phase II trial.

Under the QTDP program, a total of $1 billion in grants or tax credits was made available to companies with 250 employees or fewer and covers up to 50 percent of qualified investments in projects aimed at creating new therapies, reducing long-term health care costs, or significantly advancing the goal of curing cancer within the next 30 years, subject to a maximum of $5 million per applicant. The award of approximately $244,000 represents a pro-rata reduction applied to all applicants, as the QTDP program was significantly oversubscribed. A copy of the press release regarding the grant award is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

Dated: November 3, 2010	By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala
President and CEO